Exhibit 10.20

Property: Princeton

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into this 17th day of March, 2005, by and between FIRST STATES INVESTORS 5200, LLC, a Delaware limited liability company (the “Landlord”) and HEARTLAND PAYMENT SYSTEMS, INC., a Delaware corporation (the “Tenant”).

BACKGROUND

                A.            Landlord and Tenant are parties to an Lease Agreement dated as of September 9, 2004 (the “Lease”), wherein Landlord leased to Tenant approximately 9,307 rentable square feet (the “Premises”) on the second and third floors of the Building located at 90 Nassau Street, Princeton, New Jersey, all as is more fully described in the Lease.

                B.            Landlord and Tenant desire to amend the Lease as set forth below.

AGREEMENT

                NOW, THEREFORE, in consideration of the covenants and mutural promises contained herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, agreed to amend, and do hereby amend, the Lease as follows:

                1.             Capitalized Terms.  Except as specifically defined in this Amendment, capitalized terms shall have the same meaning given to such term in the Lease.

                2.             Commencement Date.  The definition of Commencement Date, as set forth in Article 1 of the Lease, is hereby deleted in its entirety and replaced with the following:

“Upon Tenant’s completion of the Tenant’s Work in accordance with the Leasehold Improvements Rider attached hereto.”

                3.             Expiration Date.   The definition of Expiration Date, as set forth in Article 1 of the Lease, is hereby deleted in its entirety and replaced with the following:

“The date that is the last day of the ninety-second (92nd) month following the Commencement Date.”

                4.             Completion of the Work.  Paragraph 5 of the Leasehold Improvements Rider is hereby deleted in its entirety and replaced with the following:

“5.           Completion Date.  Tenant shall use commercially reasonable efforts to complete the Work described in the Final Plans in a timely and professional manner. However, notwithstanding any other provisions hereof or of the Lease, the Commencement Date of the Term shall be the earlier of the date Tenant begins operating its business in the Premises or the date upon which Tenant’s Work is substantially completed. For the purposes of this Paragraph 4, Tenant’s

Work shall be conclusively deemed to be substantially completed when: (i) all Tenant’s Work has substantially completed in accordance with this Rider, except for items which, in Landlord’s discretion, will not materially affect Tenant’s use of the Premises for its Permitted Use, (ii) ingress and egress to the Premises is secure, free and unobstructed, (iii) the Premises conforms to all current applicable zoning, municipal, county, state and federal laws, ordinances and regulations, and any covenants or restrictions of record and (iv) a temporary certificate of occupancy has been issued without any conditions that will materially interfere with Tenant’s use of the Premises for its Permitted Use. If, for any reason, the Premises are not ready for occupancy by the Commencement Date set forth in the Lease, Landlord shall not be liable for any claims or damages by reason thereof.’’

                5.             Entire Agreement.  This Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof, and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in this Amendment.

                6.             Full Force and Effect.  Except as expressly amended hereby, all other terms and provisions of the Lease remain unchanged and continue to be in full force and effect.

                7.             Compliance with Warranties, No Default.  The representations and warranties set forth in the Lease as amended hereby shall be true and correct with the same effect as if made on  the date of this Amendment, and no uncured default under the Lease has occurred or is continuing on the date of this Amendment.

                8              Conflicts.  The terms of this Amendment shall control over any conflict between the terms of the Lease and the terms of this Amendment.

                9.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                10.           Counterparts.  This Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Blank]

                IN WITNESS WHEREOF, Landlord and Tenant agree to the Lease Amendments set forth herein.

FIRST STATE INVESTORS 5200, LLC
a Delaware limited liability company

By	/s/ SONYA A. HUFFMAN
Sonya A. Huffman, Vice President

HEARTLAND PAYMENT SYSTEMS, INC.
a Delaware corporation

By	/s/ROBERT H.B. BALDWIN, Jr.
Name:	Robert H.B. Baldwin Jr.
Title:	Chief Financial Officer